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                                                                      EXHIBIT 23



                                 INTERTAN, INC.

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-74314) and in the Registration Statements on Form S-8 (Nos. 33-63090, 33-92286, 33-29055, 333-4344, 333-16105 and 333-22011) of InterTAN, Inc. of our report dated August 19, 1998 appearing in Item 8 of this Annual Report on Form 10-K for the year ended June 30, 1998. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which is also included in this Form 10-K.



/s/PricewaterhouseCoopers LLP



Fort Worth, Texas
September 25, 1998